UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 21, 2016 (June 15, 2016)
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VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Quebec, Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(514) 744-6792
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Valeant Pharmaceuticals International, Inc. (the “Company”) appointed Mr. Sam Eldessouky as Chief Accounting Officer effective as of June 15, 2016.  Mr. Eldessouky assumed the duties of Chief Accounting Officer from Mr. Robert Rosiello, who will continue to serve as Senior Vice President and Chief Financial Officer of the Company.

Mr. Eldessouky, age 44, has served as the Company’s Senior Vice President and Controller since May 31, 2016.  Mr. Eldessouky joined the Company on May 31, 2016, from Tyco International Plc (“Tyco”), a global provider of security, fire detection and suppression and life safety products and services, where he served since 2004, most recently as Senior Vice President, Controller and Chief Accounting Officer.  Prior to 2011, Mr. Eldessouky served in a variety of positions at Tyco, including Vice President and Assistant Controller.  Before joining Tyco, Mr. Eldessouky spent ten years at PricewaterhouseCoopers (“PwC”), where he held several roles of increasing responsibility and served in PwC's National Office providing technical accounting guidance on complex accounting matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016
VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert Chai-Onn
	Name:	Robert Chai-Onn
	Title:	Executive Vice President, General Counsel, Chief Legal Officer